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                                                                       Exhibit 5


                 [ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD]


                                  June 4, 1999


First National Corporation
950 John C. Calhoun Drive, S.E.
Orangeburg, South Carolina  29115

         Re: Merger Agreement, dated March 4, 1999, between First National Corporation and FirstBancorporation, Inc. (the "Merger Agreement")

Gentlemen:

         We have acted as counsel to First National Corporation in connection with the registration of 1,212,518 shares of the Common Stock, par value $2.50 per share ("Common Stock"), issuable pursuant to the Merger Agreement, as set forth in the Registration Statement on Form S-4 that is being filed today by First National Corporation with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.

         In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

         Based on the foregoing, we are of the opinion that, when the shares of Common Stock have been issued upon the terms and conditions set forth in the Merger Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the shares of Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules or regulations of the Commission thereunder.


                                    Very truly yours,

                                    ROBINSON, BRADSHAW & HINSON, P.A.



                                    By:   /s/  David W. Dabbs
                                       -----------------------------------------
                                          David W. Dabbs